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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

SANTO MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-169503	27-0518586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ave. Sarasota #20, Torre Empresarial, Suite 1103 Santo Domingo, Dominican Republic
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 809-535-9443

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see   General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement

 Equity Enhancement Program with Hanover Holdings I, LLC

Common Stock Purchase Agreement

On March 11, 2013 (the “Closing Date”), Santo Mining Corp., a Nevada corporation (the “Company”), entered into a common stock purchase agreement dated as of the Closing Date (the “Purchase Agreement”) with Hanover Holdings I, LLC, a New York limited liability company (the “Investor”).  The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Investor is committed to purchase up to $16,000,000 (the “Total Commitment”) worth of the Company’s common stock, $0.00001 par value (the “Shares”), over the 36-month term of the Purchase Agreement.

From time to time over the term of the Purchase Agreement, commencing on the trading day immediately following the date on which the initial registration statement is declared effective by the Securities and Exchange Commission (the "Commission"), as further discussed below, the Company may, in its sole discretion, provide the Investor with draw down notices (each, a “Draw Down Notice”) to purchase a specified dollar amount of Shares (the “Draw Down Amount”) over a 10 consecutive trading day period commencing on the trading day specified in the applicable Draw Down Notice (the “Pricing Period”), with each draw down subject to the limitations discussed below. The maximum amount of Shares requested to be purchased pursuant to any single Draw Down Notice cannot exceed 300% of the average daily trading volume of the Company’s common stock for the five trading days immediately preceding the date of the Draw Down Notice (the “Maximum Draw Down Amount”).

Once presented with a Draw Down Notice, the Investor is required to purchase a pro rata portion of the applicable Draw Down Amount on each trading day during the applicable Pricing Period on which the daily volume weighted average price for our common stock (the “VWAP”) equals or exceeds a floor price determined by the Company for such draw down (the “Floor Price”). If the VWAP falls below the applicable Floor Price on any trading day during the applicable Pricing Period, the Purchase Agreement provides that the Investor will not be required to purchase the pro rata portion of the applicable Draw Down Amount allocated to that trading day. The per share purchase price for the Shares subject to a Draw Down Notice shall be equal to 92.5% of the arithmetic average of the five lowest VWAPs that equal or exceed the applicable Floor Price during the applicable Pricing Period; provided, however, that if the VWAP does not equal or exceed the applicable Floor Price for at least five trading days during the applicable Pricing Period, then the per share purchase price shall be equal to 92.5% of the arithmetic average of all VWAPs that equal or exceed the applicable Floor Price during such Pricing Period. Each purchase pursuant to a draw down shall reduce, on a dollar-for-dollar basis, the Total Commitment under the Purchase Agreement.

The Company is prohibited from issuing a Draw Down Notice if (i) the amount requested in such Draw Down Notice exceeds the Maximum Draw Down Amount, (ii) the sale of Shares pursuant to such Draw Down Notice would cause the Company to issue or sell or the Investor to acquire or purchase an aggregate dollar value of Shares that would exceed the Total Commitment, or (iii) the sale of Shares pursuant to the Draw Down Notice would cause the Company to sell or the Investor to purchase an aggregate number of shares of the Company’s common stock which would result in beneficial ownership by the Investor of more than 4.99% of the Company’s common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder).  The Company cannot make more than one draw down in any Pricing Period and must allow 24 hours to elapse between the completion of the settlement of any one draw down and the commencement of a Pricing Period for any other draw down.

Additionally, on the Closing Date, the Investor deposited $90,000, as an Administrative Fee, into an escrow account, which is to be disbursed to the Company promptly after the filing with the Commission of the initial registration statement required to be filed by the Registration Rights Agreement the parties also entered into on the Closing Date, if and only if, such initial registration statement is properly filed with the Commission on or prior to March 15, 2013.  The Company paid to the Investor a commitment fee equal to $167,500 (or 1.047% of the Total Commitment under the Purchase Agreement) in the form of 1,044,264 restricted shares of the Company’s common stock, calculated at a price equal to the arithmetic average of the VWAPs over the 10 trading day period immediately preceding the Closing Date (the “Initial Commitment Shares”).  The Initial Commitment Shares, together with the Additional Commitment Shares (as defined below), will be registered for resale in the Registration Statement, as discussed below, and are subject to a “dribble out” agreement between the Company and the Investor, whereby the Investor has agreed to sell no more than one-tenth of the Initial Commitment Shares and the Additional Commitment Shares, on a pro-rata basis, during the 10-week period immediately following the effective date of the initial registration statement; provided, however, that if the VWAP falls below $0.10 for any trading day during such 10-week period, the dribble out will automatically cease to apply.

The Purchase Agreement also provides for indemnification of the Investor and its affiliates in the event that the Investor incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by the Company of any of its representations and warranties under the Purchase Agreement or the other related transaction documents or any action instituted against the Investor or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

The Company agreed to pay up to $10,000 of reasonable attorneys' fees and expenses incurred by the Investor in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. Further, if the Company issues a Draw Down Notice and fails to deliver the shares to the Investor on the applicable settlement date, and such failure continues for 10 trading days, the Company agreed to pay the Investor, in addition to all other remedies available to the Investor under the Purchase Agreement, an amount in cash equal to 2.0% of the purchase price of such shares for each 30-day period the shares are not delivered, plus accrued interest.

Registration Rights Agreement

In connection with the execution of the  Purchase Agreement, on the Closing Date, the Company and the Investor also entered into a registration rights agreement dated as of the Closing Date (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file an initial registration statement (“Registration Statement”) with the Commission to register an agreed upon number of Shares, which shall not exceed 1/3 of the number of shares of the Company's common stock held by non-affiliates of the Company, on or prior to March 15, 2013 (the “Filing Deadline”) and have it declared effective at the earlier of (A) the 90th calendar day after the earlier of (1) the Filing Deadline and (2) the date of which such initial Registration Statement is filed with the Commission and (B) the fifth business day after the date the Company is notified by the Commission that such Registration Statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”).

If the initial Registration Statement is not declared effective by the Effectiveness Deadline, the Company is required to issue to the Investor additional shares of the Company’s common stock equal to the quotient obtained by dividing (a) $167,500 by (b) the arithmetic average of the VWAPs over the 10 trading day period immediately preceding the Effectiveness Deadline, rounded up to the nearest whole share (the “Additional Commitment Shares”).

If at any time all of the Registrable Securities (as defined in the Registration Rights Agreement) are not covered by the initial Registration Statement, the Company has agreed to file with the Commission one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

The Company also agreed, among other things, to indemnify the Investor from certain liabilities and fees and expenses of the Investor incident to the Company’s obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Investor has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities that may be based upon written information furnished by the Investor to the Company for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

The foregoing descriptions of the Purchase Agreement and Registration Rights Agreement are qualified in their entirety by reference to the provisions of the Purchase Agreement and Registration Rights Agreement filed as exhibits 10.1 and 10.2 to this Current Report on the Form 8-K (this “Report”), respectively, which are incorporated hetein by reference.

Item 3.02      Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

The issuance of the Initial Commitment Shares and the Additional Commitment Shares, if any, and the sale of the Shares to the Investor under the Purchase Agreement are exempt from registration under the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).  We made this determination based on the representations of the Investor that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities.  The securities have not been be registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

Item 8.01 Other Events

On March 12, 2013, the Company issued a press release announcing it had entered into the Common Stock Purchase Agreement and Registration Rights Agreement, a copy of which is attached to this Report as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits
(d) 10.1	Exhibits Common Stock Purchase Agreement, dated as of March 11, 2013, by and between Hanover Holdings I, LLC. and Santo Mining Corp.
10.2	Registration Rights Agreement, dated as of March 11, 2013, by and between Hanover Holdings I, LLC. and Santo Mining Corp.

99.1	Press release dated March 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2013

SANTO MINING CORP.

By:	/s/ ALAIN FRENCH
Alain French Chief Executive Officer, President, Secretary and Treasurer